A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021 (April 26, 2021)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sixth Amendment to Term Loan Facility

On April 26, 2021, Vince, LLC (“Vince”), an indirectly wholly owned subsidiary of the Vince Holding Corp. (the “Company”) entered into the Sixth Amendment (the “TL Sixth Amendment”) to that certain Credit Agreement (the “Term Loan Facility”), dated August 21, 2018, by and among Vince, as the borrower, the guarantors named therein, Crystal Financial LLC, as administrative agent and collateral agent, and the other lenders from time to time party thereto.

The TL Sixth Amendment, among other things, (i) extends the period during which the Consolidated Fixed Charge Coverage Ratio (“FCCR”) covenant is temporarily suspended, resuming for the fiscal quarter ending January 28, 2023 (previously, through January 29, 2022) (such period, until the delivery of the compliance certificate with respect to the fiscal quarter ending January 28, 2023, the “Extended Accommodation Period”); (ii) extends the period through which the applicable margin is increased to 9.0% or 7.0%, subject to a pricing grid based on Consolidated EBITDA through the Extended Accommodation Period, and the period for which 2% of interest is deferred through the first anniversary of the TL Sixth Amendment; (iii) requires Vince to maintain an FCCR of 1.0 to 1.0 in the event the excess availability under the Revolving Credit Facility (as defined below) is less than $7.5 million until July 31, 2021 and $10 million after August 1, 2021 through the end of the Extended Accommodation Period; (iv) resets the prepayment premium to 3.0% of the prepaid amount if prepaid prior to the first anniversary of the TL Sixth Amendment effective date, 1.5% of the prepaid amount if prepaid prior to the second anniversary of the TL Sixth Amendment and none thereafter; and (v) decreases the advance rate on the eligible intellectual property to 55% from 60% as of August 1, 2021.

Sixth Amendment to Revolving Credit Facility

Concurrently with the TL Sixth Amendment, the Company entered into the Sixth Amendment (the “ABL Sixth Amendment”) to that certain Credit Agreement (the “Revolving Credit Facility”), dated August 21, 2018, by and among Vince, as the borrower, the guarantors named therein, Citizens Bank, N.A., as administrative agent and collateral agent, and the other lenders from time to time party thereto. The ABL Sixth Amendment, among other things, consents to the TL Sixth Amendment and amends certain definitions to reflect the TL Sixth Amendment.

The foregoing is only a summary of the material terms of the ABL Sixth Amendment and the TL Sixth Amendment, respectively, does not purport to be complete, and is qualified in its entirety by reference to the TL Sixth Amendment and the ABL Sixth Amendment, respectively, to be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021.

Item 2.02 Results of Operations and Financial Conditions.

On April 29, 2021, the Company announced its preliminary financial results for its fiscal year and fourth quarter ended January 30, 2021.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including Exhibit 99.1 hereto, the Company furnished under this item is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into Material Definitive Agreements” is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Company, dated April 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: April 29, 2021	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer